EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273896 and No. 333-219802 on Form S-3 and Registration Statement Nos. 333-280280, 333-238092, 333-226924, and 333-217554 on Form S-8 of our report dated March 5, 2025, relating to the financial statements of Global Water Resources, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/S/ DELOITTE & TOUCHE LLP

Tempe, Arizona
March 5, 2025